UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017 (February 7, 2017)

TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

          On February 7, 2017, Tenneco Inc. announced its fourth quarter and full year 2016 results of operations.  Exhibit 99.1 to this Current Report on Form 8-K presents the company’s press release, including the company’s consolidated statements of income, balance sheets and statements of cash flows for the periods ended December 31, 2015 and 2016, as released by the company on February 7, 2017, and such Exhibit is incorporated herein by reference.  Exhibit 99.1 also includes information regarding the company’s scheduled conference call to discuss the company’s results of operations for the fourth quarter and full year of 2016, as well as other matters that may impact the company’s outlook.

Item 8.01 Other Events

          The company also announced that its Board of Directors has scheduled the company’s annual meeting of stockholders for Wednesday, May 17, 2017 at 10:00 a.m. CDT.  The meeting will be held at the company’s headquarters, 500 North Field Drive, Lake Forest, Illinois.  The record date to determine stockholders eligible to vote is March 20, 2017.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release issued February 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date:	February 7, 2017	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel
and Corporate Secretary